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                                                                 EXHIBIT  5

                                 April 14, 1997
Board of Directors
J. C. Penney Company, Inc.
6501 Legacy Drive
Plano, Texas  75024-3698

Ladies and Gentlemen:

         As General Counsel of J. C. Penney Company, Inc., a Delaware corporation ("Company"), I am familiar with the Restated Certificate of Incorporation of the Company and its Bylaws, as amended.

         I am also familiar with the corporate proceedings taken in connection with the sale of $325,000,000 aggregate principal amount of 6.95% Notes Due 2000, $700,000,000 aggregate principal amount of 7.25% Notes Due 2002, $425,000,000 aggregate principal amount of 7.60% Notes Due 2007, $300,000,000 aggregate principal amount of 7.95% Debentures Due 2017, $350,000,000 aggregate principal amount of 8.125% Debentures Due 2027, and $400,000,000 aggregate principal amount of 7.40% Debentures Due 2037 (collectively, the "Debt Securities") to be issued under an Indenture, dated as of April 1, 1994 ("Indenture"), between the Company and First Trust of California, National Association, Successor Trustee to Bank of America National Trust and Savings Association ("Successor Trustee"), which Indenture relates to the issuance and sale from time to time of debt securities, each series of which is to be offered on terms to be determined at the time of sale. I have examined the Registration Statement on Form S-3 (Commission File No. 333-06883) filed by the Company with the Securities and Exchange Commission ("Commission") on June 26, 1996 ("Registration Statement No. 333-06883"), which became effective on July 2, 1996, for the registration under the Securities Act of 1933, as amended ("Act"), of $1,500,000,000 aggregate principal amount of debt securities and the Registration Statement on Form S-3 (Commission File No. 333-23339) filed by the Company with the Commission on March 14, 1997 ("Registration Statement No. 333-23339"), which became effective on March 21, 1997, for registration under the Act, of $2,600,000,000 aggregate principal amount (all of which debt securities may be offered with warrants to purchase debt securities) to be made on a continuous or delayed basis pursuant to the provisions of Rule 415. I have also examined a Prospectus Supplement dated April 9, 1997 (to the Prospectus dated March 21, 1997 which was included in Registration Statement No. 333-23339) relating to the Debt Securities in the form filed with the Commission pursuant to Rule 424(b)(5) and such other documents and records as I have deemed appropriate for purposes of this opinion.
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         Based upon the foregoing, I am of the opinion as follows:

         (i) The execution and delivery of the Indenture and the issuance and sale of the Debt Securities have been validly authorized by the Company and the Indenture constitutes a valid and binding obligation of the Company in accordance with its terms subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (ii) The Debt Securities, when duly executed on behalf of the Company, authenticated by or on behalf of the Successor Trustee, and sold by the Company will be validly issued and will constitute valid and binding obligations of the Company in accordance with their terms and the terms of the Indenture, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability affecting creditors' rights and to general equity principles.

         I hereby consent to the reference to me under the heading "Validity of Securities" in the Prospectus included in Registration Statement No. 333-23339 and under the heading "Validity of Debt Securities" in the Prospectus Supplement.


                                                   Very truly yours,



                                                   C. R. Lotter
                                                   General Counsel